                                                                Exhibit (g)(6)

                     Nicholas-Applegate Institutional Funds
                                600 West Broadway
                                   30th Floor
                               San Diego, CA 92101


                                 August 30, 1999




Brown Brothers Harriman & Co.
70 Water Street
Boston, MA  02109

Ladies and Gentlemen:

                  Reference is made to the Custodian Agreement between Nicholas-Applegate Institutional Funds and Brown Brothers Harriman & Co. dated May 1, 1999 (the "Agreement").

                  Pursuant to Section 12.3 of the Agreement, we wish to amend the Agreement to add the Nicholas-Applegate Global Health Care Fund. The full list of Funds covered by the Agreement under Appendix C of the Agreement amended as attached hereto.

                  Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,


E. Blake Moore, Jr.
Secretary


AGREED:

Brown Brothers Harriman & Co.


By:   __________________________

Title: _________________________

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                                  APPENDIX "C"
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                     NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                       AND
                          BROWN BROTHERS HARRIMAN & CO.

                     DATED AS OF_______________________,1999


THE FOLLOWING IS A LIST OF FUNDS FOR WHICH THE CUSTODIAN SHALL SERVE UNDER A CUSTODIAN AGREEMENT DATED AS OF _______________________ TO PROVIDE CUSTODIAL SERVICES TO THE FUNDS. (THE "AGREEMENT"):

                    Nicholas-Applegate Worldwide Growth Fund
                    Nicholas-Applegate Global Blue Chip Fund
                 Nicholas-Applegate Global Growth & Income Fund
                    Nicholas-Applegate Global Technology Fund
                Nicholas-Applegate International Core Growth Fund
             Nicholas-Applegate International Small Cap Growth Fund
                   Nicholas-Applegate Emerging Countries Fund
                       Nicholas-Applegate Pacific Rim Fund
                      Nicholas-Applegate Latin America Fund
                    Nicholas-Applegate Large Cap Growth Fund
                     Nicholas-Applegate Mid Cap Growth Fund
                    Nicholas-Applegate Small Cap Growth Fund
                     Nicholas-Applegate Mini Cap Growth Fund
                          Nicholas-Applegate Value Fund
                       Nicholas-Applegate Convertible Fund
                   Nicholas-Applegate Short Intermediate Fund
                    Nicholas-Applegate High Quality Bond Fund
                     Nicholas-Applegate High Yield Bond Fund
                   Nicholas-Applegate Global Health Care Fund


IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAVE CAUSED THIS APPENDIX TO BE EXECUTED IN ITS NAME AND ON BEHALF OF EACH SUCH FUND.


NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
ON BEHALF OF EACH FUND
LISTED ABOVE                                  BROWN BROTHERS HARRIMAN & CO.


BY:____________________             BY:_______________________________________
   E. BLAKE MOORE, JR.                 NAME:
   SECRETARY                           TITLE: